Exhibit 99.1

The expenses to be incurred by the Company relating to the registration and offering of up to 25,300,000 shares of common stock pursuant to a registration statement on Form S-3 (File No. 333-171712) and a related prospectus supplement filed with the Securities and Exchange Commission on January 28, 2013 are estimated to be as follows:

Estimated Fees

SEC registration fee	$40,300

Accounting fees and expenses	55,000

Legal fees and expenses	150,000

NYSE supplemental listing fee	75,000

Printing fees	12,000

Transfer agent and registrar fees and expenses	8,500

Miscellaneous fees and expenses	35,000

Total	$375,800